As filed with the Securities and Exchange Commission on March 31, 2011
Registration No. 333-167631

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3
TO
FORM S-1
Registration Statement under the Securities Act of 1933

UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	27-1049354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Cross Farm Lane
York, PA 17406
(717) 384 3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan Shortall
Chief Executive Officer
Unilife Corporation
250 Cross Farm Lane
York, PA 17406
(717) 384 3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Marjorie Sybul Adams, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
(212) 335-4500

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest investment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
PROSPECTUS SUMMARY
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDERS
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
EXPERTS
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
Item 15. Indemnification of Directors and Officers
Item 16. Exhibits
Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-23.1
EX-23.2

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 on Form S-3 relates solely to the shares of common stock issued or issuable upon exercise of options previously issued by the registrant, which shares were initially registered by the registrant on the Registration Statement on Form S-1 (File No. 333-167631), as originally declared effective by the Securities and Exchange Commission on June 29, 2010. This Post-Effective Amendment No. 2 on Form S-3 is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original Registration Statement on Form S-1.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 31, 2011

5,444,633 Shares of Common Stock

PROSPECTUS

UNILIFE CORPORATION

This prospectus relates to the resale by selling stockholders identified in the section entitled “Selling Stockholders” of this prospectus of up to an aggregate of 5,444,633 shares of common stock of Unilife Corporation issued or issuable upon the exercise of options previously issued. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We may receive proceeds from the exercise of the options whose underlying shares of common stock are covered by this prospectus.

The selling stockholders may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” of this prospectus.

Our common stock is currently listed on the Nasdaq Global Market under the symbol “UNIS”. On March 28, 2011, the last reported sale price of our shares on the Nasdaq Global Market was $5.68 per share.

You should consider carefully the risks that we have described in the section entitled “Risk Factors” of this prospectus before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March   , 2011.

PROSPECTUS SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus. You should read the following summary together with the entire prospectus, including the more detailed information regarding us and the common stock being sold in this offering and our financial statements and notes thereto included or incorporated by reference in this prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” of this prospectus before deciding to invest in our common stock. Unless otherwise stated or the context requires otherwise, references in this prospectus to “we,” “our” or “us” refer to Unilife Corporation and its subsidiaries.

Overview

We are a U.S.-based medical device company focused on the design, development, manufacture and supply of a proprietary range of retractable syringes. Primary target customers for our products include pharmaceutical manufacturers, suppliers of medical equipment to healthcare facilities, and distributors to patients who self-administer prescription medication. All of our syringes incorporate automatic and fully-integrated safety features which are designed to protect those at risk of needlestick injuries and injury from other unsafe injection practices. Our main product is the Unifill ready-to-fill syringe, which is designed to be supplied to pharmaceutical manufacturers in a form that is ready for filling with their injectable drugs and vaccines. We have a strategic partnership with sanofi-aventis, a large global pharmaceutical company, pursuant to which it has paid us a 10.0 million euro exclusivity fee and has committed to pay us up to an additional 17.0 million euros to fund our industrialization program for the Unifill syringe. Upon the completion of the industrialization program which is scheduled to occur by the end of fiscal 2011, we expect to commence the supply and sale of the Unifill syringe to sanofi-aventis. We are also in discussions with other pharmaceutical companies that are seeking to obtain access to the Unifill syringe.

Our clinical and prefilled safety syringes incorporate automatic, also known as passive, safety features which are fully integrated within the barrel. They are designed to assist pharmaceutical manufacturers and healthcare facilities comply with needlestick prevention laws and to encourage single use and safe disposal practices outside of healthcare settings. We consider the following combination of core proprietary features available in our safety products to be unique within the marketplace:

•	Integrated design. All safety features are fully integrated inside the syringe barrel to facilitate compact handling, intuitive use and convenient disposal.

•	Passive retraction. The activation of the needle retraction mechanism occurs automatically while the needle is inside the body to help prevent the risk of needlestick injury.

•	Controlled retraction. Operators can control the speed of needle retraction directly from the body into the syringe barrel to help reduce the risk of infection through transmission routes such as needlestick injuries and aerosol (splatter).

•	Auto-disable. Upon withdrawal of the needle into the barrel, the plunger is automatically locked to prevent re-exposure or reuse.

We have utilized this core proprietary technology to design and develop a range of prefilled and clinical safety syringes. Furthermore, we are not aware of any other company that is manufacturing safety syringes with automatic, integrated safety features in both a prefilled (glass) and clinical (plastic) format which share the same common technology platform.

Key target markets for our products include pharmaceutical companies, healthcare facilities and patients who self-administer prescription medication. We believe that the majority of our products would be supplied, either directly or through pharmaceutical customers, for use within sophisticated healthcare markets such as North America, Western Europe and some Asia-Pacific countries that require or are transitioning toward the mandatory use of safety syringes.

Our goal is to progressively move to the forefront of the international transition of healthcare and pharmaceutical markets to the mandatory use of prefilled and clinical safety syringes. We believe that the competitive strength of our proprietary technology puts us in a strong position to become an established and preferred supplier of “best-in-class” safety syringe products to pharmaceutical companies, healthcare facilities and patients who self-administer prescription medication.

Key elements of our business strategy are the development, production and sale of our patent-protected safety syringes, the continued expansion of our global operational and commercial presence and the establishment of long-term supply relationships with multinational pharmaceutical and healthcare equipment companies. We are committed to designing, developing and supplying innovative medical devices that can enhance and save lives.

Corporate Information

Unilife Corporation was incorporated in the State of Delaware on July 2, 2009. On January 27, 2010, Unilife Medical Solutions Limited, an Australian corporation, or UMSL, whose ordinary shares were listed on the Australian Securities Exchange, or ASX, completed a redomiciliation from Australia to the State of Delaware pursuant to which the shareholders and option holders of UMSL exchanged their interests in UMSL for equivalent interests in Unilife Corporation and Unilife Corporation became the parent company of UMSL and its subsidiaries. The redomiciliation was conducted by way of schemes of arrangement under Australian law. The issuance of Unilife Corporation common stock and stock options under the schemes of arrangement was exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended.

Under the schemes, holders of UMSL ordinary shares or share options received one share of Unilife Corporation common stock or an option to purchase one share of Unilife Corporation common stock, for every six UMSL ordinary shares or share options, respectively, held by such holders, unless the holder elected to receive, in lieu of Unilife Corporation common stock, Chess Depositary Interests of Unilife Corporation, or CDIs (each representing one-sixth of one share of Unilife Corporation common stock), in which case such holder received one CDI for every UMSL ordinary share. The redomiciliation was approved by the Australian Federal Court, and approved by UMSL shareholders and option holders. As a result of the redomiciliation, the listing of UMSL’s ordinary shares on the ASX, has been replaced by Unilife Corporation’s CDIs.

Our principal executive offices are located at 250 Cross Farm Lane, York, Pennsylvania 17406, and our telephone number is (717) 384-3400. Our website address is www.unilife.com. The information on, or that can be accessed through, our website is not part of this prospectus.

The Offering

Common stock offered by the selling stockholders	Up to 5,444,633 shares of our common stock issued or issuable upon the exercise of options previously issued.

Use of Proceeds	Proceeds from the sale of common stock covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We may receive proceeds from the exercise of the options whose underlying shares of common stock are covered by this prospectus.

Nasdaq Global Market symbol for our Common Stock	“UNIS”

As of March 28, 2011 we had 63,557,010 shares of common stock outstanding and options outstanding to purchase an aggregate of 12,881,889 shares of common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the section entitled “Risk Factors” and elsewhere in this prospectus and those described from time to time in our reports which we file with the Securities and Exchange Commission. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part in their entireties.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section beginning on page 19 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and in our Quarterly Reports on Form 10-Q filed thereafter, each of which is incorporated by reference into this prospectus, and you should also carefully consider any other information we include or incorporate by reference in this prospectus.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the shares of our common stock offered for resale by them under this prospectus. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders covered by this prospectus; however, we may receive proceeds from cash payments made in connection with the exercise of options held by selling stockholders that are covered by this prospectus.

SELLING STOCKHOLDERS

An aggregate of 5,444,633 shares of common stock issued or issuable upon the exercise of previously issued options may be offered for sale and sold from time to time pursuant to this prospectus by the selling stockholders. The term “selling stockholders” includes the stockholders listed below and their transferees, pledgees, donees, assignees or other successors. We are paying all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC. Except as otherwise disclosed herein, none of the selling stockholders has had any material relationship within the past three years with the Company or any of its predecessors or, to the Company’s knowledge, its affiliates. Except as otherwise disclosed herein, to our knowledge, none of the selling stockholders is a broker-dealer and/or affiliated with a broker-dealer.

The following table sets forth, for each of the selling stockholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold. Shares offered hereby represent such shares of our common stock issued or issuable upon exercise of previously issued options by respective selling stockholders.

Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. All of the information contained in the table below is based solely upon information provided to us by the selling stockholders or otherwise known by us. In addition to the shares offered hereby, which represent such shares of our common stock issued or issuable upon exercise of previously issued options by the respective selling stockholders, the selling stockholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 63,557,010 shares of our common stock issued and outstanding as of March 28, 2011.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

	Number of Shares		Number of Shares	% of Common Stock
	Beneficially Owned	Number of	Beneficially Owned	Beneficially Owned
Name of Selling Stockholder	Prior to the Offering	Shares Offered	After the Offering	After the Offering

Consultants and advisors who received options as consideration for their consulting services provided to the Company:
Edward Fine	475,000	475,000	0	0
Carpe DM, Inc. (Stuart Fine)(1)	100,000	100,000	0	0
Jeffrey Kraws(2)	41,666	41,666	0	0
Karen Goldfarb(2)	41,666	41,666	0	0
LSGH LLC(3)	4,290	4,290	0	0
I D & E Pty Ltd.(4)	83,333	83,333	0	0
Inteq Limited(5)	41,666	41,666	0	0
Mick Baron Healthcare Advisors LLC(6)	433,333	433,333	0	0
Medical Middle East Ltd.(7)	154,941	125,000	29,941	*
Former IBS shareholders who received options in connection with our acquisition of IBS in January 2007:
Keith Bocchicchio(8)	163,565	159,575	3,990	*
Steve Witkowski(9)	63,103	63,103	0	0
Dan Adlon(10)	398,665	113,455	285,210	*
Edward Paukovits(11)	139,235	119,235	20,000	*

	Number of Shares		Number of Shares	% of Common Stock
	Beneficially Owned	Number of	Beneficially Owned	Beneficially Owned
Name of Selling Stockholder	Prior to the Offering	Shares Offered	After the Offering	After the Offering

Australian and U.S. investors who received options in our October and November 2009 private placement:
Rockmore Investment Master Fund Ltd	27,508	27,508	0	0
Kingsbrook Opportunities Master Fund LP	27,508	27,508	0	0
Iroquois Master Fund Ltd	110,032	110,032	0	0
Alphabet Partners LP	98,038	98,038	0	0
HSBC Custody Nominees	98,038	98,038	0	0
Hudson Bay Overseas Fund Ltd	36,080	36,080	0	0
Hudson Bay Fund LP	20,294	20,294	0	0
Empery Asset Master Ltd.	29,410	29,410	0	0
Hartz Capital Investments LLC	29,410	29,410	0	0
Platinum Partners Liquid Opportunity Master Fund LP	110,032	110,032	0	0
Jagen Nominees Pty Ltd	9,802	9,802	0	0
Crawford Falls Pty Ltd	6,250	6,250	0	0
Neil Mount (Super Fund A/C)	14,700	14,700	0	0
MDS Tiling Pty Ltd	83,332	83,332	0	0
Jaronach Pty Ltd	4,166	4,166	0	0
Rodney Stephen Adler	4,166	4,166	0	0
David James Azar	2,932	2,932	0	0
TPC Pty Ltd	8,332	8,332	0	0
Jamber Investments Pty Ltd	4,166	4,166	0	0
Richard Colreavy	2,450	2,450	0	0
Craig Scheef & Alison Scheef	9,800	9,800	0	0
Balclutha Investments Pty Ltd (Ryan Mount)	8,104	8,104	0	0
John Cook Super Fund Pty Ltd	974	974	0	0
Mark Thorpe Apps	29,408	29,408	0	0
Yue Liu	2,932	2,932	0	0
Patricia Nicholls	4,900	4,900	0	0
Stephen Aboud	8,332	8,332	0	0
Chris Hancock-Redopts Pty Ltd	974	974	0	0
Karen Locke	2,932	2,932	0	0
James Winston Patierson	1,958	1,958	0	0
John Michael Ryan	1,466	1,466	0	0
Bluesteel Trading Pty Ltd	5,882	5,882	0	0
LSAF Holdings Pty Ltd (Owen Family A/C)	13,724	13,724	0	0
Newhaven Nominees Limited	4,900	4,900	0	0

	Number of Shares		Number of Shares	% of Common Stock
	Beneficially Owned	Number of	Beneficially Owned	Beneficially Owned
Name of Selling Stockholder	Prior to the Offering	Shares Offered	After the Offering	After the Offering

Demeta Pty Ltd	24,500	24,500	0	0
Hinona Pty Ltd	16,666	16,666	0	0
Varisell Pty Ltd	12,500	12,500	0	0
Peter Howard Hall	5,000	5,000	0	0
Parlen Pty Ltd	5,000	5,000	0	0
Cantrina Pty Ltd	1,666	1,666	0	0
Alan Gaffney	5,000	5,000	0	0
Brumarg Investments Pty Ltd	1,666	1,666	0	0
Christopher Paul Watts	832	832	0	0
Corrie Pastoral Co Pty Ltd	5,000	5,000	0	0
Jestar Pty Ltd (Vagg Family Super Fund A/C)	5,832	5,832	0	0
Reef Securities Ltd	8,332	8,332	0	0
Susan Houston	7,332	7,332	0	0
Cameron Bloom Photography Pty Ltd	2,666	2,666	0	0
John Richard Reynolds	1,666	1,666	0	0
Red Wine Investements Pty Ltd	832	832	0	0
Fristino Investments Pty Ltd	31,824	31,824	0	0
Penila Investments Pty Ltd (Hornung S/F A/C)	27,000	27,000	0	0
Hurley Investments Pty Ltd (Banks Family A/C)	24,500	24,500	0	0
ACN 123895107 Pty Ltd	4,166	4,166	0	0
Pramod Thakkar	3,332	3,332	0	0
Pramod Thakkar (Thakkar Super Fund A/C)	6,466	6,466	0	0
Bradley Downes	35,098	35,098	0	0
John Hughes	3,920	3,920	0	0
James Clifton	2,450	2,450	0	0
Paul Sproule	2,450	2,450	0	0
Wealth Planning Pty Ltd	9,804	9,804	0	0
Lisa Houghton	2,450	2,450	0	0
Dunedin Corporation Pty Ltd (PW Harvey Super Fund A/C)	980	980	0	0
Daniel Kenneth Bates and Rachael Anne Bates	1,592	1,592	0	0
Henroth Pty Ltd	25,000	25,000	0	0
HSBC Custody Nominees (Australia) Limited	20,832	20,832	0	0
Michael S Haifer Pty Ltd (Michael S. Haifer S/FA/C)	1,958	1,958	0	0
Kim Lindsay Pty Ltd (K&R Jacobs Family A/C)	2,250	2,250	0	0
Andrew Cohen (the Pemberley A/C)	1,958	1,958	0	0

	Number of Shares		Number of Shares	% of Common Stock
	Beneficially Owned	Number of	Beneficially Owned	Beneficially Owned
Name of Selling Stockholder	Prior to the Offering	Shares Offered	After the Offering	After the Offering

Alan John Taylor	1,958	1,958	0	0
Robert Bain Thomas	4,832	4,832	0	0
Scott Property Services Pty Ltd	8,332	8,332	0	0
Edna Securities Pty Ltd	8,332	8,332	0	0
Pipda Investments Pty Limited	1,958	1,958	0	0
Hawgood Pty Ltd	4,166	4,166	0	0
Amachong Nominees Pty Ltd (John Chong Med Serv S/FA/C)	8,332	8,332	0	0
The Herbert Group Pty Ltd	20,000	20,000	0	0
Warman (Nominees) Pty Ltd	16,666	16,666	0	0
Caskey Investments Pty Ltd (John Caskey Super Fund A/C)	4,166	4,166	0	0
BWM Investments Pty Ltd	4,166	4,166	0	0
Warren Scott	2,374	2,374	0	0
Gregory Forsyth	4,166	4,166	0	0
Avanteos Investments Limited	9,374	9,374	0	0
Washington H Soul Pattinson and Company Limited	17,500	17,500	0	0
Minton Consulting Pty Ltd (Superannuation A/C)	2,416	2,416	0	0
Waler Group Holdings Pty Ltd	66,666	66,666	0	0
Adgemis Holdings Pty Ltd	49,016	49,016	0	0
Botanical Nominees Pty Ltd (Wilson Asset Management Equity)	7,350	7,350	0	0
Charas Pty Ltd (Charas ANZ M/L)	8,332	8,332	0	0
Cranport Pty Ltd	98,032	98,032	0	0
Donohoe Holdings Pty Ltd (Measured Account)	24,508	24,508	0	0
Emlarlil Pty Ltd (The Seymore Family A/C)	4,900	4,900	0	0
Fortis Clearing Nominees Pty Ltd (Blue Lake Partners)	8,332	8,332	0	0
G D Franz & Associates Pty Ltd	8,816	8,816	0	0
Golden Words Pty Ltd	49,016	49,016	0	0
Headland Capital Pty Ltd	24,508	24,508	0	0
John C Anderson Pty Ltd	27,450	27,450	0	0
Kas Developments Pty Ltd	50,974	50,974	0	0
Liquid Capital Australia Pty Ltd	29,408	29,408	0	0
Merricks Capital Multi Strategy Fund (Onshore A/C)	6,860	6,860	0	0

	Number of Shares		Number of Shares	% of Common Stock
	Beneficially Owned	Number of	Beneficially Owned	Beneficially Owned
Name of Selling Stockholder	Prior to the Offering	Shares Offered	After the Offering	After the Offering

Merricks Capital Multi-Strategy (Cayman) Fund (Offshore A/C)	2,940	2,940	0	0
Merrill Lynch Equities (Australia) Ltd	100,000	100,000	0	0
Godfrey Franz, Patricia Franz and Ryan Franz (Franz Family Super Fund A/C)	5,874	5,874	0	0
Gregory Wilkins	7,840	7,840	0	0
James John Peach	24,508	24,508	0	0
James Peach and Arlene Peach (Peach Family Super Fund A/C)	4,900	4,900	0	0
James Peach and Patricia Peach	2,450	2,450	0	0
Mr Jonathan James Marchant + Mrs Anna Lisa Marchant (Marchant Family S/F A/C)	4,900	4,900	0	0
Mr Kingsley Bartholomew	8,332	8,332	0	0
Michael John Walker	19,600	19,600	0	0
Ryan Paul Cross	2,932	2,932	0	0
Samantha Small	8,332	8,332	0	0
Phillipsgate Pty Ltd	9,800	9,800	0	0
Pontville Investments Pty Ltd	4,900	4,900	0	0
RBC Dexia Investor Services Australia Nominees Pty Ltd (D. Traylen)	9,800	9,800	0	0
Sweet Sydney Pty Ltd (David and Angela Sweet Fam A/C)	2,450	2,450	0	0
Tartan Investment Group Pty Ltd	9,800	9,800	0	0
Van Zyl Tripp Pty Ltd	49,016	49,016	0	0
WAM Active Limited	12,500	12,500	0	0
WAM Capital Limited	53,674	53,674	0	0
Abdulrazack Nominees Pty Ltd (Abdulrazack Super Fund A/C)	5,000	5,000	0	0
Bowmal Pty Ltd (Kwantum Super Fund A/C)	2,500	2,500	0	0
Cradling Pty Ltd (Cradling P/L Super Fund A/C)	4,902	4,902	0	0
Dalbow Superannuation Pty Limited (Executives Super Fund A/C)	946	946	0	0
DFA Australia Limited	28,750	28,750	0	0
Andrew Chang (Dr. Chang Share Trading A/C)	9,804	9,804	0	0

	Number of Shares		Number of Shares	% of Common Stock
	Beneficially Owned	Number of	Beneficially Owned	Beneficially Owned
Name of Selling Stockholder	Prior to the Offering	Shares Offered	After the Offering	After the Offering

Anthony John Shakeshaft and Angela Irene Shakeshaft (A&A Shakeshaft SF A/C)	1,666	1,666	0	0
John Francis Dowsett and Delia Ruth Dowsett (Dowsett Pension Fund A/C)	2,500	2,500	0	0
John Francis Kraegen and Bernadette Margaret Kelly (John F. Kraegen P/L Super A/C)	7,352	7,352	0	0
Michael John and Anne Louise Dodd (Dodd Super Fund A/C)	2,082	2,082	0	0
S T Prince and E E McGirr (McGirr/Prince P/F A/C)	2,500	2,500	0	0
Thomas David Crisp	2,500	2,500	0	0
GIW Management Pty Ltd (GIW Superannuation Fund A/C)	4,902	4,902	0	0
Gladstone Ganite Pty Ltd	490	490	0	0
John Joseph Nominees Pty Ltd (Rainbow Valley A/C)	4,902	4,902	0	0
Joseph Engineering Pty Ltd	4,902	4,902	0	0
Jovimero Pty Ltd (The Marvic Super Fund A/C)	7,842	7,842	0	0
Kagelu Holdings Pty Ltd	4,166	4,166	0	0
Matun Pty Ltd (WR Macdonald A/C)	9,804	9,804	0	0
Anthony Ross Miller	2,500	2,500	0	0
Anthony Ross Miller (No 2 Account)	958	958	0	0
Bruce Alfred Little	1,960	1,960	0	0
Bradley John Givney and Maree Louise Givney (Givney Family Super Fund A/C)	4,902	4,902	0	0
Colin James Walz and Desley Anne Walz	14,706	14,706	0	0
David Gillett (Professor Gillett S/FA/C)	1,666	1,666	0	0
Darryl John Hughes and Lynette May Hughes (Darryl Hughes Super Fund A/C)	4,902	4,902	0	0
Darryl John Hughes and Lynette May Hughes	2,940	2,940	0	0
Gary David Mares (Mares Family A/C)	2,500	2,500	0	0
Ian Kenneth Liddell and Mirrella Liddell (I&M Liddell Retire Fund A/C)	1,166	1,166	0	0
Ian Liddell	1,006	1,006	0	0

	Number of Shares		Number of Shares	% of Common Stock
	Beneficially Owned	Number of	Beneficially Owned	Beneficially Owned
Name of Selling Stockholder	Prior to the Offering	Shares Offered	After the Offering	After the Offering

Ian Stanley Kruger and Jennie Maree Kruger (Kruger Family Super Fund A/C)	7,842	7,842	0	0
John William Lauder	39,214	39,214	0	0
Kenneth Richard Simmons and J E Simmons	9,804	9,804	0	0
Lindsay Bevan and Lynette Jean Zropf (LB&L Zropf Super Fund A/C)	7,352	7,352	0	0
Lindsay Bevan and Lynette Jean Zropf	4,902	4,902	0	0
Mark Andrew Haydon and Michelle Elizabeth Haydon (Haydon Super Fund A/C)	1,500	1,500	0	0
Michael James Sparrow and Ramona Renate Sparrow (MJ &RR Sparrow S/Fund A/C)	1,470	1,470	0	0
Malcolm Robert Wallace and Susan Marie Hoadley (Wallace Family S/FA/C)	1,666	1,666	0	0
Mark Andrew Haydon	1,458	1,458	0	0
Peter Marcus and K E Barr (Regnal Super Fund A/C)	39,214	39,214	0	0
Perry Sutton and Deirdre Margaret Sutton (Quay Street Super Fund A/C)	2,082	2,082	0	0
Peter Adrian Harris and Luke Harris (Peter Harris Homes S/F A/C)	2,450	2,450	0	0
Peter Adrian Harris (Beach Avenue A/C)	3,920	3,920	0	0
Pieter Jacovus Groen-Int-Woud	980	980	0	0
Peter Lloyd and Robert William Ingram (Ingram Super Fund A/C)	9,804	9,804	0	0
Richard Frederick Lund and Marie-Rose Lund (RF Lund Super Fund A/C)	2,500	2,500	0	0
Ronald Mark Bush and Vicki Lorraine Bush	980	980	0	0
Robert Peter Saville and Melissa Kate Saville (Bob Saville Super Fund A/C)	2,446	2,446	0	0
Simon Searle Lanyon and Janice Lanyon	9,804	9,804	0	0
Timothy John Monger and Margaret Emelda Monger (Acorn Personal Super A/C)	1,666	1,666	0	0
B A Groen-Int-Woud	1,470	1,470	0	0

	Number of Shares		Number of Shares	% of Common Stock
	Beneficially Owned	Number of	Beneficially Owned	Beneficially Owned
Name of Selling Stockholder	Prior to the Offering	Shares Offered	After the Offering	After the Offering

K E Barr (Zander & Flynn A/C)	4,902	4,902	0	0
Nora Margaret Gilmore	7,352	7,352	0	0
Palmer Super Fund Pty Ltd	1,458	1,458	0	0
Poppeta Pty Ltd (Robson Family A/C)	2,500	2,500	0	0
R L Hope Pty Limited (Richard Hope Super Fund A/C)	1,000	1,000	0	0
RITL Pty Ltd (RITL Super Fund A/C)	7,342	7,342	0	0
Robher Investments Pty Ltd (The Hertogs Family A/C)	29,166	29,166	0	0
Starburst IAO Pty Ltd	1,960	1,960	0	0
Supercomp No 99 Pty Ltd (Super Fund Account)	9,804	9,804	0	0
T D & S R Crisp Pty Ltd (Super Fund A/C)	2,500	2,500	0	0
Trust Company Superannuation Services Limited (AMG Super-Dale Fisher A/C)	2,500	2,500	0	0
Trust Company Superannuation Services Limited (Gavin Stewart Murray A/C)	2,082	2,082	0	0
Bluelake Partners Pty Ltd	9,582	9,582	0	0
Cadence Capital Ltd	35,832	35,832	0	0
Prime Value Asset Management Limited	33,332	33,332	0	0
Renaissance Asset Management Pty Ltd	196,666	196,666	0	0
Irrewarra Investments Pty Ltd	95,832	95,832	0	0
Naos Asset Management Pty Ltd (Naos Small Companies Fund A/C)	175,000	175,000	0	0
UBS Nominees Pty Ltd	164,698	164,698	0	0
Brokers who received options as compensation for their services provided to the Company in our October and November 2009 private placement:
CCZ Equities Pty Limited	49,437	49,437	0	0
Berne No 132 Nominees Pty Ltd	37,183	37,183	0	0
YBR Securities Pty Ltd	32,423	32,423	0	0
Neil Norman Mount (Super Fund A/C)	180,568	180,568	0	0
Euna Kim	3,166	3,166	0	0
Inteq Limited	86,868	86,868	0	0
Bradley Gavin Downes	8,333	8,333	0	0

	Number of Shares		Number of Shares	% of Common Stock
	Beneficially Owned	Number of	Beneficially Owned	Beneficially Owned
Name of Selling Stockholder	Prior to the Offering	Shares Offered	After the Offering	After the Offering

Summer Street Research Partners	23,529	23,529	0	0
Olympus Securities, LLC	28,100	28,100	0	0
Crystal Research Associates, LLC	18,733	18,733	0	0
Griffen Securities	29,317	29,317	0	0
Total:	5,783,774	5,444,633	339,141	0

*	Less than one percent.

(1)	Carpe DM, Inc. is a consulting firm. Stuart Fine, a principal of Carpe DM, Inc., exercises the sole voting and dispositive power with respect to the shares to be offered hereby by Carpe DM, Inc.

(2)	Jeffrey Kraws and Karen Goldfarb are principals of Crystal Research Associates, an independent securities research firm, which provides consulting services to the Company.

(3)	LSGH LLC is a corporation that provides life sciences within Pennsylvania. Mel Billingsley exercises the voting and dispositive power with respect to the shares to be offered hereby by LSGH LLC.

(4)	ID&E Pty Ltd. is an Australian research and development firm. Richard Sokolov, Ian Johnson and George Sidis exercise the voting and dispositive power with respect to the shares to be offered hereby by ID&E Pty Ltd.

(5)	Inteq Limited is an Australian corporate advisory firm. Andrew Cohen, David Allen, Kim Jacobs, Alan Taylor and John Fletcher exercise the voting and dispositive power with respect to the shares to be offered hereby by Inteq Limited.

(6)	Mick Barron Healthcare Advisors is a healthcare advisory firm which provides consulting services to the Company. Jeffrey Kraws exercises the sole voting and dispositive power with respect to the shares to be offered hereby by Mick Barron Healthcare Advisors.

(7)	Shahed Dashti exercises the sole voting and dispositive power with respect to the shares to be offered hereby by Medical Middle East Ltd.

(8)	The shares offered hereby represent those issuable upon exercise of options to purchase 46,120 shares of common stock held by Keith Bocchicchio and options to purchase 113,455 shares of common stock held jointly by Keith Bocchicchio and his spouse, Sue Bocchicchio.

(9)	The shares offered hereby represent those issuable upon exercise of options to purchase 63,103 shares of common stock held jointly by Steve Witkowski and his spouse, Amy Witkowski.

(10)	The shares offered hereby represent those issuable upon exercise of options to purchase 113,455 shares of common stock held jointly by Dan Adlon and his spouse, Deb Adlon.

(11)	The shares offered hereby represent 5,780 shares of common stock held by Edward Paukovits and options to purchase 113,455 shares of common stock held jointly by Edward Paukovits and his spouse, Dianne Paukovits.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary only and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, which are included as Exhibits 3.1 and 3.2 of this registration statement.

Common Stock

We are authorized to issue up to 250,000,000 shares of common stock, US$0.01 par value per share.

Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available.

Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors.

Holders of our common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock, US$0.01 par value per share. We may issue any class of preferred stock in any series. Our board of directors has the authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each series when issued shall be designated to distinguish the shares of each series from shares of all other series.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may be considered as having an anti-takeover effect, such as those provisions:

•	authorizing our board of directors to issue from time to time any series of preferred stock and fix the designation, powers, preferences and rights of the shares of such series of preferred stock;

•	prohibiting stockholders from acting by written consent in lieu of a meeting, effective upon the implementation date (the “Implementation Date”) of the Implementation Agreement between us and UMSL;

•	requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting;

•	prohibiting stockholders from calling a special meeting of stockholders;

•	requiring a 66 2/3% majority stockholder approval in order for stockholders to amend our bylaws or adopt new bylaws; and

•	providing that, subject to the rights of the holders of any series of preferred stock, the number of directors shall be fixed from time to time exclusively by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships). Newly created directorships resulting from any increase in our authorized number of directors will be filled only by a majority of our board of directors then in office, even less than a quorum, or, to the extent if there are no directors, by the stockholders.

We are also subject to Section 203 of the DGCL, which in general prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The above-summarized provisions of the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Listing

Our shares of common stock are listed on the Nasdaq Global Market under the symbol of “UNIS”. Our shares of common stock are traded on the ASX in the form of CDIs under the symbol “UNS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes transferees, pledgees, donees, assignees or other successors in interest selling shares received after the date of this prospectus from each selling stockholder. The number of shares beneficially owned by a selling stockholder will decrease as and when any such transfers are completed. The plan of distribution for the selling stockholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees assignees or other successors will be selling stockholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

The selling stockholders may, from time to time, sell any and all of their shares of common stock on the Nasdaq Global Market or in the form of CDIs on the Australian Securities Exchange (or any other market, exchange or trading facility on which the shares are then listed) or in private transactions. The selling stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling stockholders may also make sales in negotiated transactions. The selling stockholders may offer their shares from time to time pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock.

In connection with distributions of the shares or otherwise, the selling stockholders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•	sell the shares short and redeliver the shares to close out such short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the selling stockholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods or described above or any other lawful methods. The selling stockholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus. The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus; provided, however, in the event of a pledge or then default on a secured obligation by the selling stockholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling stockholders to include the pledge, secured party or other successors in interest of the selling stockholder under this prospectus.

The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act, which permits resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

We will pay all fees and expenses incident to the registration of the shares.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 that we filed with the SEC on September 28, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 that we filed with the SEC on November 15, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 that we filed with the SEC on February 14, 2011;

•	Our Current Reports on Form 8-K filed with the SEC on July 2, 2010, July 29, 2010, July 29, 2010, August 17, 2010, August 19, 2010, October 26, 2010, December 2, 2010, December 6, 2010, January 6, 2011, February 8, 2011 and February 8, 2011; and

•	Description of our common stock contained in Item 11 of Amendment No. 4 to our Registration Statement on Form 10 filed on February 11, 2010 with the SEC, including any amendment or report filed for the purpose of updating such description; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Mr. J. Christopher Naftzger at 250 Cross Farm Lane, York, Pennsylvania 17406, telephone (717) 384-3400.

The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the filing is made.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

EXPERTS

The consolidated financial statements of Unilife Corporation as of June 30, 2010 and for the year ended June 30, 2010 contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the June 30, 2010 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and accumulated deficit raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of Unilife Corporation and its subsidiaries as of June 30, 2009 and for the fiscal years ended June 30, 2009 and June 30, 2008 contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 have been audited by BDO Kendalls Audit & Assurance (WA) Pty Ltd, an independent registered public accounting firm, as stated in their report dated November 11, 2009, which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such firms’ reports, given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549-1004. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.unilife.com. The content of our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Company in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee.

Item	Amount

SEC registration fee	$2,275
Legal fees and expenses	$40,000
Accounting fees and expenses	$15,000
Printing fees and expenses	$20,000

Total	$77,275

Item 15.	Indemnification of Directors and Officers

Our Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was our director or officer, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. We may maintain insurance to protect a director or officer against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Item 16.	Exhibits

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

A. Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

5. That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6. For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in York, Pennsylvania on March 31, 2011.

UNILIFE CORPORATION

By:	/s/ Alan Shortall
Name:     Alan Shortall

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on March 31, 2011.

Name	Title

/s/ Alan Shortall Alan Shortall	Director and Chief Executive Officer (Principal Executive Officer)

* R. Richard Wieland II	Chief Financial Officer and Executive Vice President (Principal Financial Officer)

* Dennis P. Pyers	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

* John Lund	Director

* William Galle	Director

* Jeff Carter	Director

* Slavko James Joseph Bosnjak	Chairman and Director

* Mary Katherine Wold	Director

* Marc S. Firestone	Director

* /s/ Alan Shortall Alan Shortall, Attorney-in-Fact

EXHIBIT INDEX

Exhibit		Included	Incorporated by Reference Herein
No.	Description of Exhibit	Herewith	Form	Exhibit	Filing Date

2.1	Amended and Restated Merger Implementation Agreement dated as of September 1, 2009 between Unilife Medical Solutions Limited and Unilife Corporation		10	2.1	February 11, 2010
2.2	Share Purchase Agreement among Unilife Medical Solutions Limited, Edward Paukovits, Jr., Keith Bocchicchio, and Daniel Adlon dated as of October 25, 2006 and amended as of September 26, 2007		10	2.2	January 6, 2010
3.1	Certificate of Incorporation of Unilife Corporation		10	3.1	November 12, 2009
3.2	Amended and Restated Bylaws of Unilife Corporation		8-K	3.1	August 17, 2010
4.1	Form of Common Stock Certificate		10	4.1	November 12, 2009
5.1	Opinion of DLA Piper LLP (US) (previously filed)
10.1	Exclusive Agreement dated as of June 30, 2008 between Unilife Medical Solutions Limited and Sanofi Winthrop Industrie		10	10.1	November 12, 2009
10.2	First Amendment dated as of June 29, 2009 to Exclusive Agreement dated as of June 30, 2008 between Unilife Medical Solutions Limited and Sanofi Winthrop Industrie		10	10.2	November 12, 2009
10.3	Industrialization Agreement dated as of June 30, 2009 between Unilife Medical Solutions Limited and Sanofi Winthrop Industrie		10	10.3	February 6, 2010
10.4	Business Lease, dated as of August 17, 2005, between Integrated BioSciences, Inc. and AMC Delancey Heartland Partners, L.P.		10	10.4	November 12, 2009
10.5	Agreement dated as of September 15, 2003 between Integrated BioSciences, Inc. and B. Braun Medical, Inc. and amendments thereto		10	10.5	February 1, 2010
10.6	Promissory Note, dated as of December 30, 2005 between Integrated BioSciences, Inc. and Commerce Bank		10	10.6	November 12, 2009
10.7	Promissory Note, dated as of August 25, 2006 between Integrated BioSciences, Inc. and Commerce Bank		10	10.7	November 12, 2009
10.8	Employment Agreement, dated as of October 26, 2008 between Unilife Medical Solutions Limited and Alan Shortall		10	10.8	November 12, 2009
10.9	Employment Agreement, dated as of February 15, 2005 between Unilife Medical Solutions Limited and Jeff Carter		10	10.9	November 12, 2009
10.10	Employment Agreement, dated as of November 10, 2009 between Unilife Medical Solutions, Inc. and Daniel Calvert		10	10.10	November 12, 2009
10.11	Employment Agreement, dated as of November 10, 2009 between Unilife Medical Solutions, Inc. and Bernhard Opitz		10	10.11	November 12, 2009
10.12	Employment Agreement, dated as of November 10, 2009 between Unilife Medical Solutions, Inc. and Mark Iampietro		10	10.12	November 12, 2009

Exhibit		Included	Incorporated by Reference Herein
No.	Description of Exhibit	Herewith	Form	Exhibit	Filing Date

10.13	Employment Agreement, dated as of November 10, 2009 between Unilife Medical Solutions, Inc. and Stephen Allan		10	10.13	November 12, 2009
10.14	Employment Agreement, dated as of November 10, 2009 between Unilife Medical Solutions, Inc. and Eugene Shortall		10	10.14	November 12, 2009
10.15	Consulting Agreement, dated as of January 22, 2009 between Unilife Medical Solutions Limited and Joblak Pty Ltd		10	10.15	November 12, 2009
10.16	Deed of Mutual Release, dated January 12, 2009 between Unilife Medical Solutions Limited and Jeff Carter		10	10.16	November 12, 2009
10.17	Unilife Corporation Employee Stock Option Plan		10	10.17	November 12, 2009
10.18	Unilife Corporation 2009 Stock Incentive Plan		10	10.18	November 12, 2009
10.19	Unilife Medical Solutions Limited Exempt Employee Share Plan		10	10.19	November 12, 2009
10.20	Agreement dated November 12, 2009 between Unilife Medical Solutions, Inc. and Mikron Assembly Technology		10	10.20	February 10, 2010
10.21	Purchase and Mutual Indemnification Agreement dated November 16, 2009 between Unilife Cross Farm LLC and Greenspring Partners, LP		10	10.21	January 6, 2010
10.22	Offer of assistance dated October 16, 2009 from the Commonwealth of Pennsylvania to Unilife Medical Solutions and acceptance of the offer		10	10.22	January 6, 2010
10.23	Agreement Between Unilife Cross Farm LLC and L2 Architecture dated as of December 29, 2009, as amended		10	10.23	January 6, 2010
10.24	Agreement between Unilife Cross Farm LLC and HSC Builders & Construction Managers dated as of December 14, 2009, as amended		10	10.24	January 6, 2010
10.25	Development Agreement, dated December 14, 2009 between Unilife Cross Farm LLC and Keystone Redevelopment Group LLC		10	10.25	February 1, 2010
10.26	Amended and Restated Operating Agreement dated December 14, 2009 of Unilife Cross Farm LLC		10	10.26	January 6, 2010
10.27	Form of Share Purchase Agreement between Unilife Medical Solutions Limited and each of the US investors in the October and November 2009 private placement		10	10.27	January 6, 2010
10.28	Form of Subscription Agreement between Unilife Medical Solutions Limited and each of the Australian investors in the October and November 2009 private placement		10	10.28	January 6, 2010
10.29	2009 Share Purchase Plan Terms and Conditions		10	10.29	January 6, 2010
10.30	Offer Letter dated November 12, 2008 from Unilife Medical Solutions Limited to Daniel Calvert		10	10.30	February 1, 2010
10.31	Offer Letter dated November 20, 2008 from the Coelyn Group, on behalf of Unilife Medical Solutions Limited to Bernhard Opitz		10	10.31	February 1, 2010
10.32	Consulting Agreement between Unilife Medical Solutions Limited and Medical Middle East Limited		10	10.32	February 1, 2010

Exhibit		Included	Incorporated by Reference Herein
No.	Description of Exhibit	Herewith	Form	Exhibit	Filing Date

10.33	Option Deed, dated January 21, 2010 between Unilife Medical Solutions Limited and Edward Fine		10	10.33	February 1, 2010
10.34	Deed of Settlement and Release dated October 26, 2008 among Unilife Medical Solutions Limited and Craig Thorley, Joseph Kaal, Alan Shortall and Roger Williamson and notification related thereto dated October 27, 2009		10	10.34	February 10, 2010
10.35	Deed of Confirmation of Intellectual Property Rights and Confidentiality among Unilife Medical Solutions Limited, Unitract Syringe Pty Limited, Craig Thorley and Joseph Kaal		10	10.35	February 10, 2010
10.36	Form of Restricted Stock Agreement under the Unilife Corporation 2009 Stock Incentive Plan between Unilife Corporation and Alan Shortall		10	10.36	February 1, 2010
10.37	Form of Unilife Corporation Nonstatutory Stock Option Agreement between Unilife Corporation and Alan Shortall		10	10.37	February 1, 2010
10.38	Membership Interest Purchase Agreement, dated December 14, 2009 between Unilife Cross Farm LLC and Cross Farm, LLC.		10	10.38	February 1, 2010
10.39	Letter Agreement dated January 29, 2010 between sanofi-aventis and Unilife Medical Solutions.		10	10.39	February 1, 2010
10.40	Form of Restricted Stock Agreement Under the Unilife Corporation 2009 Stock Incentive Plan		10-Q	10.1	March 24, 2010
10.41	Form of Unilife Corporation Nonstatutory Stock Option Notice		10-Q	10.2	March 24, 2010
10.42	Letter Agreement dated February 25, 2010 between sanofi-aventis and Unilife Medical Solutions Limited		10-Q	10.1	May 17, 2010
10.43	Employment Agreement, dated as of June 8, 2010 between Unilife Corporation and R Richard Wieland		8-K	10.1	June 14, 2010
10.44	Separation Agreement and General Release, dated as of June 28, 2010 between Unilife Corporation and Daniel Calvert		8-K	10.1	July 2, 2010
10.45	Employment Agreement, dated as of July 6, 2010 between Unilife Corporation and J. Christopher Naftzger		10-K	10.45	September 28, 2010
10.46	Employment Agreement, dated as of July 27, 2010 between Unilife Corporation and Dennis P. Pyers		10-K	10.46	September 28, 2010
10.47	Non-revolving Credit Agreement dated August 13, 2010 between Unilife Cross Farm LLC and Univest National Bank and Trust Co.		10-K	10.47	September 28, 2010
10.48	Non-revolving Promissory Note dated August 13, 2010 between Unilife Cross Farm LLC and Univest National Bank and Trust Co.		10-K	10.48	September 28, 2010
10.49	Surety dated August 13, 2010 between Unilife Corporation and Univest National Bank and Trust Co.		10-K	10.49	September 28, 2010
10.50	Security and Control Agreement Regarding Reserve Account dated August 13, 2010 between Unilife Corporation and Univest National Bank and Trust Co.		10-K	10.50	September 28, 2010

Exhibit		Included	Incorporated by Reference Herein
No.	Description of Exhibit	Herewith	Form	Exhibit	Filing Date

10.51	Loan Agreement between Metro Bank and Unilife Cross Farm LLC dated as of October 20, 2010		8-K	10.1	October 26, 2010
10.52	Term Note in the Principal Amount of $14,250,000 dated October 20, 2010		8-K	10.2	October 26, 2010
10.53	Term Note in the Principal Amount of $3,750,000 dated October 20, 2010		8-K	10.3	October 26, 2010
10.54	Guaranty and Suretyship Agreement dated as of October 20, 2010 (Unilife Corporation)		8-K	10.4	October 26, 2010
10.55	Guaranty and Suretyship Agreement dated as of October 20, 2010 (Unilife Medical Solutions, Inc.)		8-K	10.5	October 26, 2010
10.56	Form of Subscription Agreement between Unilife Corporation and each investor in the December 2010 Regulation S placement		8-K	10.1	December 2, 2010
10.57	Form of Option Agreement between Unilife Corporation and each investor in the December 2010 Regulation S placement		8-K	10.2	December 2, 2010
10.58	Form of Warrant issued to Keystone Redevelopment Group, LLC and L2 Architecture on December 2, 2010 (previously filed)
10.59	Form of Subscription Agreement (the Company entered into separate Subscription Agreements with the investors in substantially the same form set forth in Exhibit 10.1)		8-K	10.1	December 2, 2010
10.60	Form of Option Agreement (the Company entered into separate Option Agreements with the investors in substantially the same form set forth in Exhibit 10.2)		8-K	10.2	December 2, 2010
10.61	2010 Unilife Share Purchase Plan Terms and Conditions		8-K	10.1	January 6, 2011
10.62	Separation Agreement and General Release between Unilife Corporation and Bernhard Opitz		10-Q	10.5	February 14, 2011
10.63	Employment Agreement, dated as of February 7, 2011 between Unilife Corporation and Ramin Mojdehbakhsh, Ph.D.		8-K	10.1	February 7, 2011
21	List of subsidiaries of Unilife Corporation		10	21	January 6, 2010
23.1	Consent of KPMG LLP	X
23.2	Consent of BDO Kendalls Audit & Assurance (WA) Pty Ltd	X
23.3	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1)
24.1	Power of attorney (previously filed)